Exhibit 10.5

DISASTER PREPAREDNESS SYSTEMS, INC.

2006 INCENTIVE PLAN

1. PURPOSE. The purpose of the Disaster Preparedness Systems, Inc. 2006 Incentive Plan (the “Plan”) is to advance the interests of the Company and its shareholders by encouraging and facilitating the ownership of the Stock (as defined in Section 2) of the Company by persons performing services for the Company or an Affiliate in order to enhance the ability of the Company to attract, retain and reward such persons and motivate them to contribute to the growth and profitability of the Company. Awards may be granted subject to shareholder approval, but may not be exercised or otherwise settled in the event shareholder approval is not obtained.

2.  DEFINITIONS AND CONSTRUCTION.

2.1  DEFINITIONS. Whenever used herein, the following terms shall have their respective meanings set forth below:

(a) “Affiliate” means any corporation that is a “parent corporation” or “subsidiary corporation” of the Company, as those terms are defined in Section 424(e) and (f) of the Code, or any successor provisions.

(b) “Agreement” means a written contract consistent with the terms of the Plan entered into between the Company and a Participant, containing the terms and conditions of an Award in such form and not inconsistent with this Plan as the Board shall approve from time to time, together with all amendments thereto, which amendments may be unilaterally made by the Company (with the approval of the Board) unless such amendments are deemed by the Board to be materially adverse to the Participant and not required as a matter of law.

(c) “Award” or “Awards” means a grant made under this Plan in the form of Options or Restricted Shares.

(d) “Beneficiary” means the person, persons, trust, or trusts entitled by will or by the laws of descent, to exercise a Participant’s Option or to receive a Participant’s Restricted Share under the Plan after the Participant’s death. To the extent that the transfer of a Participant’s Award at his or her death is permitted under an Agreement, a Participant’s Award shall be transferable at death to the estate or to the person who acquires the right to succeed to the Award by bequest or inheritance.

(e) “Board” means the Board of Directors of the Company. If one or more Committees have been appointed by the Board to administer the Plan, the term “Board” also means such Committee(s).

   (f) “Cause” used in connection with the termination of employment or service of a Participant, means, as determined by the Board and unless otherwise provided in an applicable agreement with the Company or an Affiliate, (i) gross negligence or willful misconduct in connection with the performance of duties; (ii) conviction of a criminal offense (other than minor traffic offenses); or (iii) material breach of any term of any employment, consulting or other services, confidentiality, intellectual property or non-competition agreements, if any, between the Participant and the Company or an Affiliate.

(g) “Change in Control” shall mean an Ownership Change Event or a series of related Ownership Change Events (collectively, a “Transaction”) wherein the shareholders of the Company, immediately before a Transaction, do not retain immediately after a Transaction, in substantially the same proportions as their ownership of shares of the Company’s voting stock immediately before a Transaction, direct or indirect beneficial ownership of more than fifty percent (50%) of the total combined voting power of the outstanding voting securities of the Company. For purposes of the preceding sentence, indirect beneficial ownership shall include, without limitation, an interest resulting from ownership of the voting securities of one or more corporations or other business entities which own the Company, either directly or through one or more subsidiary corporations or other business entities. The Board shall have the right to determine whether multiple sales or exchanges of the voting securities of the Company or multiple Ownership Change Events are related, and its determination shall be final, binding and conclusive.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and any applicable regulations promulgated thereunder.

(i) “Committee” means a committee of, and designated from time to time by resolution of, the Board, which shall be constituted as provided in Section 3.2.

(j) “Company” means Disaster Preparedness Systems, Inc., a Nevadacorporation, or any successor corporation thereto.

(k) “Consultant” means a person engaged to provide consulting or advisory services (other than as an employee, a director or a consultant who provides management services) to the Company or an Affiliate and who provides significant services to two or more unrelated service recipients (i.e., revenues from any service recipient (or group of related service recipients) which do not exceed 70% of the revenues of the consultant’s business).

(l) “Director” means a member of the Board or a member of the Board of Directors of an Affiliate.

(m) “Disability” means the Grantee is unable to perform each of the essential duties of such Grantee’s position by reason of a medically determinable physical or mental impairment which is potentially permanent in character or which has or can be expected to last for a continuous period of not less than 12 months.

(n) “Employee” means any person treated as an employee (including an officer or a director who is also treated as an employee) in the records of the Company or an Affiliate and, with respect to any Award to such person, who is an employee for purposes of Section 422 of the Code; provided, however, that neither service as a director nor payment of a director’s fee shall alone be sufficient to constitute employment for purposes of the Plan. The Company shall determine in good faith and in the sole exercise of its discretion, whether an individual has become, or has ceased to be, an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of an individual’s rights, if any, under the Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

(o) “Fair Market Value” means, as of any date, what the Board determines in good faith to be 100% of the fair market value of a share of Stock on that date, using one of the methods of valuation that complies with Code Section 409A and the rules and regulations issued thereunder as determined by the Board, in its discretion, to be appropriate for such valuation, which shall be used consistently for all equity-based compensatory arrangements. If the Stock is listed for trading over a public market, the “fair market value” of the Stock on a given day shall be (i) the closing price of the Stock on the exchange on which the Stock is listed on the last preceding date on which there was a sale of such Stock on such exchange , or (ii) if the Stock is not then traded on an exchange but is traded on an over-the-counter market, the average of the closing bid and asked prices for the Stock in such over-the-counter market on the last preceding date on which there was a sale of such Stock in such market.

(p) “Grantee” shall mean a Participant who has been awarded one or more Options or Restricted Shares.

(q) “Incentive Stock Option” means an incentive stock option within the meaning of Section 422(b) of the Code.

(r) “Nonqualified Stock Option” means an Option not intended to be (as set forth in the Option Agreement) or which does not qualify as an Incentive Stock Option.

(s) “Officer” means any person designated by the Board as an officer of the Company.

(t) “Option” means a right to purchase Stock pursuant to the terms and conditions of the Plan.

(u) “Option Agreement” means a written agreement between the Company and a Grantee setting forth the terms, conditions and restrictions pertaining to the Option granted to the Optionee and to any shares of Stock acquired upon the exercise thereof.

(v) “Ownership Change Event” shall be deemed to have occurred if any of the following occurs with respect to the Company the direct or indirect sale or exchange in a single or series of related transactions by the shareholders of the Company of more than fifty percent (50%) of the voting stock of the Company.

(w) “Parent Corporation” means any present or future “parent corporation” of the Company, as defined in Section 424(e) of the Code.

(x) “Participant” means any Employee, Consultant or Director to whom an Award has been made under the Plan.

(y) “Participating Company” means the Company or any Parent Corporation or Subsidiary Corporation.

(z) “Resignation” means the submission of notice of resignation of Service by a Participant to a Participating Company and acceptance thereof by such Participating Company.

(aa) “Restricted Shares” means shares awarded pursuant to a “Restricted Share Agreement” between the Company and Participant setting forth the terms, conditions or restrictions applicable to an Award of shares of Stock under the Plan.

(bb) “Retirement” shall have such meaning as the Board shall determine from time to time.

(cc) “Service” means a Participant’s employment or service with a Participating Company, whether in the capacity of an employee, a director or a consultant. A Participant’s Service shall not be deemed to have terminated merely because of a change in the capacity in which the Participant renders Service to the Participating Company or a change in the Participating Company for which the Participant renders such Service, provided that there is no interruption or termination of the Participant’s Service. Furthermore, a Participant’s Service with the Participating Company shall not be deemed to have terminated if the Participant takes any military leave, sick leave, or other bona fide leave of absence approved by the Company; provided, however, that if any such leave exceeds ninety (90) days, on the ninety-first (91st) day of such leave the Participant’s Service shall be deemed to have terminated unless the Participant’s right to return to Service with the Participating Company is guaranteed by statute or contract. Notwithstanding the foregoing, unless otherwise designated by the Company or required by law, a leave of absence shall not be treated as service for purposes of determining vesting under the Participant’s Option or Restricted Share Agreement. The Participant’s Service shall be deemed to have terminated either upon an actual termination of service or upon the corporation for which the Participant performs services ceasing to be a Participating Company. Subject to the foregoing, the Company, in its discretion, shall determine whether the Participant’s Service has terminated and the effective date of such termination.

(dd) “Stock” means the common stock of the Company, as adjusted from time to time in accordance with Section 4.2.

(ee) “Subsidiary Corporation” means any present or future “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

2.2 CONSTRUCTION. Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of the Plan. Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular. Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

3. ADMINISTRATION OF THE PLAN.

3.1. BOARD. The Board shall have such powers and authorities related to the administration of the Plan as are consistent with the Company’s certificate of incorporation and by-laws and applicable law. The Board shall have full power and authority to take all actions and to make all determinations required or provided for under the Plan, any Award or any Award Agreement, and shall have full power and authority to take all such other actions and make all such other determinations not inconsistent with the specific terms and provisions of the Plan that the Board deems to be necessary or appropriate to the administration of the Plan, any Award or any Award Agreement. All such actions and determinations shall be by the affirmative vote of a majority of the members of the Board present at a meeting or by unanimous consent of the Board executed in writing in accordance with the Company’s certificate of incorporation and by-laws and applicable law. The interpretation and construction by the Board of any provision of the Plan, any Award or any Award Agreement shall be final and conclusive. Notwithstanding anything herein to the contrary, the Board shall not change, alter or modify any terms or provisions of any issued and outstanding Options or Restricted Shares which are subject to an Award that has been granted without the written consent of the Grantee thereof if any such changes, alterations or modifications would adversely affect any such Options or Restricted Shares.

3.2. COMMITTEE. The Board from time to time may delegate to the Committee such powers and authorities related to the administration and implementation of the Plan, as set forth in Section 3.1 above and other applicable provisions, as the Board shall determine, consistent with the certificate of incorporation and by-laws of the Company and applicable law. The Committee, if any, appointed by the Board to administer the Plan shall be the Compensation Committee of the Board. In the event that the Plan, any Award or any Award Agreement entered into hereunder provides for any action to be taken by or determination to be made by the Board, such action may be taken or such determination may be made by the Committee if the power and authority to do so has been delegated to the Committee by the Board as provided for in this Section. Unless otherwise expressly determined by the Board, any such action or determination by the Committee shall be final, binding and conclusive. To the extent permitted by law, the Committee may delegate its authority under the Plan to a member of the Board.

3.3. TERMS OF AWARDS. Subject to the other terms and conditions of the Plan, the Board shall have full and final authority to:

(a)    designate Grantees;

(b)    determine the type or types of Awards to be made to a Grantee;

(c)    determine the number of shares of Stock to be subject to an Award;

   (d)    establish the terms and conditions of each Award (including, but not limited to, the exercise price of any Option (“Option Price”), the nature and duration of any restriction or condition (or provision for lapse thereof) relating to the vesting, exercise, transfer, or forfeiture of an Award or the shares of Stock subject thereto); provided, however, that the terms and conditions of each Award shall be established to ensure that each Award shall be exempt from the application of Code Section 409A including, without limitation, the Option Price being not less than 100% of the Fair Market Value of the shares of Stock underlying the Option on the date of grant of the Option.

(e)   prescribe the form of each Award Agreement evidencing an Award; and

(f)   amend, modify, or supplement the terms of any outstanding Award.

As a condition to any subsequent Award, the Board shall have the right, at its discretion, to require Grantees to return to the Company Awards previously made under the Plan. Subject to the terms and conditions of the Plan, any such new Award shall be upon such terms and conditions as are specified by the Board at the time the new Award is made. The Board shall have the right, in its discretion, to make Awards in substitution or exchange for any other award under another plan of the Company, any Affiliate, or any business entity to be acquired by the Company or an Affiliate. The Company may retain the right in an Award Agreement to cause a forfeiture of the Award and/or the gain realized by a Grantee on account of actions taken by the Grantee in violation or breach of or in conflict with any non-competition agreement, any agreement prohibiting solicitation of employees or clients of the Company or any Affiliate thereof or any confidentiality obligation with respect to the Company or any Affiliate thereof or otherwise in competition with the Company or any Affiliate thereof, to the extent specified in such Award Agreement applicable to the Grantee. Furthermore, except to the extent otherwise provided in an agreement or contract with a Grantee, the Company may annul an Award if the Grantee is an employee of the Company or an Affiliate thereof and is terminated for Cause as defined in the applicable Award Agreement or the Plan, as applicable. The grant of any Award may be contingent upon the Grantee executing the appropriate Award Agreement.

3.4. DEFERRAL ELECTIONS. The Board may permit Participants to elect to defer any Award payment, subject to Code Section 409A and such rules, regulations, procedures, and programs as it may establish.

3.5. NO LIABILITY. No member of the Board or of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award or Award Agreement.

3.6 CODE SECTION 409A. Notwithstanding the foregoing, if at any time the Board determines that any Award may be subject to Code Section 409A, the Board shall have the right, in its sole discretion, and without a Participant’s prior consent, to amend the Plan or any Award as it may determine is necessary or desirable either for the Plan and Awards to be exempt from the application of Section 409A or to satisfy the requirements of Section 409A, including by adding conditions with respect to the vesting and/or the payment of the Awards.

4. STOCK SUBJECT TO THE PLAN.

4.1 MAXIMUM NUMBER OF SHARES OF STOCK ISSUABLE. Subject to adjustment as provided in Section 4.2, Section 6.1(i) and Section 7(f), the maximum aggregate number of shares of Stock that may be issued under the Plan shall not exceed ONE MILLION EIGHT HUNDRED FIFTY THOUSAND (1,850,000) and shall consist of authorized but unissued or reacquired shares of Stock, treasury shares or any combination thereof. If any shares of Stock subject to an Award are forfeited, canceled, exchanged or surrendered or if an Award otherwise terminates or expires without a distribution of shares of the Stock to the Grantee, the shares of Stock with respect to such Award shall, to the extent of any such forfeiture, cancellation, exchange, surrender, termination or expiration, again be available for Awards under the Plan.

4.2 ADJUSTMENTS FOR CHANGES IN CAPITAL STRUCTURE. In the event of any stock dividend, stock split, reverse stock split, recapitalization, combination, reclassification or similar change in the capital structure of the Company, appropriate adjustments shall be made in the number and class of shares subject to the Plan and to any outstanding Options and Restricted Shares, and in the exercise price per share of any outstanding Options.

5. ELIGIBILITY.

Awards may be granted only to Employees, Consultants and Directors. For purposes of the foregoing sentence, “Employees,” “Consultants”, and “Directors” shall include prospective Employees, prospective Consultants and prospective Directors to whom Options or Restricted Shares may be awarded in connection with written offers of an employment or other service relationship with the Company or an Affiliate. In determining the persons to whom Awards shall be granted and the number of shares to be covered by each Award, the Board shall take into account the duties of the respective persons, their present and potential contributions to the success of the Company or an Affiliate and such other factors as the Board shall deem relevant in connection with accomplishing the purpose of the Plan.

6. TERMS AND CONDITIONS OF OPTIONS.

Each Option granted pursuant to the Plan shall be evidenced by a written Agreement between the Company and the Grantee, which Agreement shall comply with and be subject to the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Board, in its discretion, shall establish):

(a)  NUMBER OF SHARES. Each Agreement shall state the number of shares of Stock to which the Option relates.

   (b)  TYPE OF OPTION. Each Agreement shall specifically state whether the Option constitutes an Incentive Stock Option or a Nonqualified Stock Option.

   (c)  OPTION PRICE. Each Agreement shall state the Option Price, which shall not be less than one hundred percent (100%) of the Fair Market Value of the shares of Stock of the Company on the date of grant of the Option. The Option Price shall be subject to adjustment as provided in Section 4.2 and Section 6(i) hereof. The date on which the Board adopts a resolution expressly granting an Option shall be considered the day on which such Option is granted, unless such resolution expressly provides for a specific later date.

(d)  MEDIUM AND TIME OF PAYMENT. The Option Price shall be paid in full, at the time of exercise, (i) in cash, (ii) in shares of Stock having a Fair Market Value equal to such Option Price, (iii) in a combination of cash and shares, (iv) in the sole discretion of the Board, through a cashless exercise procedure implemented by the Company in connection with the Plan (e.g., by reducing the number of shares of Stock otherwise deliverable to the Grantee upon exercise of the Option) or (v) by such other consideration as may be approved by the Board from time to time; provided, however, that such method and time for payment shall be permitted by and be in compliance with applicable law.

(e)  TERM AND EXERCISE OF OPTIONS. Except as provided in Section 6(i) hereof or unless otherwise determined by the Board, the shares of Stock covered by an Option shall become exercisable over such period, in cumulative installments or otherwise, or upon the satisfaction of such performance goals or other conditions, as the Board shall determine; provided, however, that the Board shall have the authority to accelerate the exercisability of all or any portion of any outstanding Option at such time and under such circumstances as it, in its sole discretion, deems appropriate; and further, provided, however, that such exercise period shall not exceed ten (10) years from the date of grant of such Option. The exercise period shall be subject to earlier termination as provided in Sections 6(f) and Section 6(g) hereof. An Option may be exercised, as to any or all full shares of Stock as to which the Option has become exercisable, by giving written notice of such exercise to the Board.

(f)  TERMINATION. Except as provided in this Section 6(f) and in Section 6(g) hereof, an Option may not be exercised unless the Grantee is then in the Service of a Participating Company, and unless the Grantee has remained continuously in such Service since the date of grant of the Option. In the event that the Service of a Grantee shall terminate other than by reason of death, Disability, Resignation or Retirement, all Options theretofore granted to such Grantee that are exercisable at the time of such termination may, to the extent not theretofore exercised or canceled, be exercised at any time within the earlier of when the Options expire pursuant to Section 6(e) hereof and three (3) months after such termination of Service, as applicable; provided, however, that the Board may in its discretion extend the period for exercise of such Options to a date later than three (3) months after such termination date, but in any event not beyond the date on which the Option would otherwise expire pursuant to Section 6(e) hereof; notwithstanding the foregoing, if the Service of a Grantee shall terminate for Cause, all Options theretofore granted to such Grantee shall, to the extent not theretofore exercised, terminate immediately upon such termination of Service.

   (g)  DEATH, DISABILITY, RESIGNATION, OR RETIREMENT OF OPTIONEE. If a Grantee shall die while in Service to a Participating Company, or if the Grantee’s Service shall terminate by reason of Disability, Resignation or Retirement, all Options theretofore granted to such Grantee, but only to the extent vested and exercisable on the date of death or termination, may be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the right to exercise such Option by bequest or inheritance or otherwise by reason of the death or Disability of the Grantee, at any time within one (1) year after the date of death or termination by reason of Disability, Resignation or Retirement, or at such later time as the Board may in its discretion determine, but in any event not beyond the date on which the Option would otherwise expire pursuant to Section 6(e) hereof. There shall be no further vesting of any Options on and after the date of Grantee’s death or the date of termination of Grantee’s Service by reason of Disability, Resignation or Retirement.

(h)  NONTRANSFERABILITY OF OPTIONS. Options granted under the Plan shall not be transferable except (i) by will or the laws of descent and distribution, or (ii) as specifically provided below in this Section (6)(h). Any Grantee may transfer Options to members of his or her Immediate Family (as defined below) if (i) the Agreement pursuant to which the Option was granted so provides, (ii) such Agreement was approved by the Board, and (iii) the Grantee does not receive any consideration for the transfer. “Immediate Family” means children, grandchildren, and spouse of the Grantee or one or more trusts for the benefit of such family members or partnerships in which such family members are the only partners. Any Option Agreement may be amended to provide for the transferability feature as outlined above, provided that such amendment is approved by the Board. Any Option not granted pursuant to an Agreement expressly permitting its transfer shall not be transferable. During the lifetime of the Grantee, Options may be exercised only by the Grantee, the guardian or legal representative of the Grantee, or the transferee as permitted under this Section 6(h). The Board may also in its discretion impose such other restrictions and conditions on Options granted as it deems appropriate, including, without limitation, the imposition of provisions that will result in forfeiture of Options (or gains realized by a Grantee) in the event the Grantee breaches covenants relating to non-competition, confidentiality and non-solicitation of employees and customers.

(i)  EFFECT OF CERTAIN CHANGES. (i) If there is any change in the shares of Stock through the declaration of stock dividends, distributions made with respect to shares of Stock, recapitalizations, restructurings, stock splits, or combinations or exchanges of such shares, or the like, then the number of shares of Stock or other securities available for Options, the kind and amount of shares and other securities covered by outstanding Options, and/or the Option Price, as appropriate, shall be adjusted as necessary to reflect equitably such change in the shares of Stock; provided, however, that any fractional shares resulting from such adjustment shall be eliminated.

    (ii)  In the event of a change in Stock as presently constituted which is limited to a change of all of the Company’s authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Stock within the meaning of the Plan.

(iii)  The foregoing adjustments shall be made by the Board, whose determination in that respect shall be final, binding and conclusive.

(iv)  Except as hereinbefore expressly provided in this Section 6(i), the Grantee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation; and any issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Stock subject to the Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

(j)  METHOD OF EXERCISE. An Option that is exercisable may be exercised by the Grantee’s delivery to the Company of written notice of exercise on any business day, at the Company’s principal office, on the form specified by the Company. Such notice shall specify the number of shares of Stock with respect to which the Option is being exercised and shall be accompanied by payment in full of the Option Price of the shares for which the Option is being exercised.

(k)  RIGHTS AS A SHAREHOLDER. A Grantee or a transferee of an Option shall have no rights as a shareholder with respect to any shares of Stock covered by the Option until the date of the issuance of a stock certificate for such shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 6(i) hereof.

(l)  OTHER PROVISIONS. The Agreements authorized under the Plan may contain such other provisions, including without limitation the imposition of (i) restrictions upon the exercise of an Option and (ii) provisions that will result in the forfeiture of an Option and/or the shares acquired thereunder in the event the Grantee breaches covenants relating to non-competition, confidentiality and non-solicitation of employees and customers, as the Board shall deem advisable.

7. TERMS AND CONDITIONS OF RESTRICTED SHARES.

Each Restricted Share granted under the Plan shall be evidenced by a written Restricted Share Agreement between the Company and the Grantee, which Agreement shall comply with, and be subject to, the following terms and conditions (and with such other terms and conditions not inconsistent with the terms of this Plan as the Board, in its discretion, shall establish):

(a)  NUMBER OF SHARES AND UNITS. The Board shall determine the number of Restricted Shares to be awarded to a Grantee pursuant to a Restricted Share Award.

(b)  NONTRANSFERABILITY. Except as set forth in subsections (f) and (g) of this Section 7, a Grantee may not sell, assign, transfer, pledge, hypothecate or otherwise dispose of any Restricted Shares awarded to said Grantee under this Plan, nor may such Restricted Shares be made subject to execution, attachment or similar process or otherwise be disposed of, whether by operation of law or otherwise, until the Restricted Period (as defined below) shall have elapsed. The Board may also in its discretion impose such other restrictions and conditions on Restricted Shares awarded as it deems appropriate, including, without limitation, the imposition of provisions that will result in the forfeiture of Restricted Shares (or gains realized by a Grantee) in the event the Grantee breaches covenants relating to non-competition, confidentiality and non-solicitation of employees and customers. In determining the Restricted Period of an Award, the Board may provide that the restrictions shall lapse with respect to specified percentages of the awarded units on successive anniversaries of the date of such Award or upon the satisfaction of such other conditions as the Board may impose. In no event shall the Restricted Period end with respect to a Restricted Share Award prior to the satisfaction by the Grantee of any liability arising under Section 10 hereof. Any attempt to dispose of any Restricted Shares in contravention of any such restrictions shall be null and void and without effect. The period during which such restrictions on transfer, and such other restrictions as the Board may impose, are in effect is referred to as the “Restricted Period.”

(c)  CERTIFICATES REPRESENTING RESTRICTED SHARES. Upon the expiration or termination of the Restricted Period and the satisfaction of any other conditions prescribed by the Board, the restrictions applicable to Restricted Shares shall lapse, and, unless otherwise provided in the Agreement, a stock certificate for the shares of Stock covered by such Restricted Shares shall be delivered, free of all such restrictions, to the Grantee or the Beneficiary, as the case may be.

(d)  TERMINATION. If the Grantee’s continuous Service with a Participating Company shall terminate for any reason prior to the expiration of the Restricted Period applicable to any Restricted Shares granted to such Grantee, or prior to the satisfaction of any other conditions established by the Board applicable to such Award, any such Restricted Shares then remaining subject to restrictions (after taking into account the provisions of subsections (f) and (g) of this Section 7) shall thereupon be forfeited by the Grantee. Units forfeited pursuant to the preceding sentence shall be transferred to, and cancelled by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee’s successors, heirs, assigns or personal representatives shall thereafter have any rights or interests in such Units.

(e)  RIGHTS AS A SHAREHOLDER. A Grantee or a transferee of a Restricted Share shall have no rights of shareholder with respect to any shares of Stock covered by the Restricted Share until the date of the issuance of a stock certificate for such shares.

(f)  EFFECT OF CERTAIN CHANGES. The number of Restricted Shares subject to a Grant shall be appropriately adjusted by the Board in the event of any change in the shares of the Stock set forth in Section 6(i)(1).

(g)  OTHER PROVISIONS. The Board shall have the authority (and the Restricted Share Agreement may so provide) to cancel all or any portion of any outstanding restrictions and conditions prior to the expiration of the Restricted Period with respect to all or part of a Restricted Stock Unit Award on such terms and conditions as the Board may deem appropriate. The Restricted Share Agreements authorized under this Plan shall contain such other provisions not inconsistent with the terms hereof as the Board shall deem advisable.

8. CHANGE IN CONTROL.

In the event of a Change in Control, the surviving, continuing, successor, or purchasing corporation or other business entity or parent thereof, as the case may be (the “Acquiring Corporation”), may, without the consent of any Participant, either assume the Company’s rights and obligations under outstanding Options or Restricted Shares or substitute for such outstanding Options or Restricted Shares substantially equivalent options or restricted shares for, or in relation to, the Acquiring Corporation’s stock.

9.  CODE SECTION 409A.

Except as may be expressly provided with respect to any Award granted under the Plan, the Plan and the Awards are intended to be exempt from the application of Code Section 409A. To the extent that the Plan and/or Awards are nevertheless deemed to be subject to Code Section 409A, the Plan and Awards shall be interpreted in accordance with Code Section 409A and United States Department of the Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the grant of any Award. Notwithstanding any provision of the Plan or any Award to the contrary, in the event that the Board determines that any Award may be or become subject to Code Section 409A, the Board may adopt such amendments to the Plan and the affected Award (as described above) or adopt other policies and procedures (including amendments, policies and procedures with retroactive effect), or take any other actions, that the Board determines are necessary or appropriate to (a) exempt the Plan and any Award from the application of Code Section 409A and/or preserve the intended tax treatment of the benefits provided with respect to the Award, or (b) comply with the requirements of Code Section 409A.

10.  WITHHOLDING TAXES.

When a Grantee or other person becomes entitled to receive shares of Stock pursuant to the exercise of an Option or with respect to a Restricted Share upon the lapse of restrictions relating thereto, the Company shall have the right to require the Grantee or such other person to remit to the Company an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. Unless otherwise prohibited by the Board or by applicable law, satisfaction of the withholding tax obligation may be accomplished by any of the following methods or by a combination of such methods: (a) tendering a cash payment, and (b) authorizing the Company to withhold from the shares of Stock otherwise payable one or more of such shares having an aggregate Fair Market Value, determined as of the date the withholding tax obligation arises, less than or equal to the amount of the total withholding tax obligation.

11. AMENDMENT AND TERMINATION OF THE PLAN.

The Board may, at any time and from time to time, suspend, terminate, modify or amend the Plan. Except as provided in Section 6 and Section 7 hereof, no suspension, termination, modification or amendment of the Plan may adversely affect any Award previously made, unless the written consent of the Grantee is obtained.

12. EFFECTIVE DATE; TERM OF PLAN.

The Plan shall take effect on August 28, 2006, the date of its adoption by the Board. Unless terminated earlier by the Board, the term of this Plan shall be ten (10) years from the date the Plan was adopted. No Award shall be granted pursuant to this Plan later than August 28, 2016, but Awards theretofore granted may extend beyond that date in accordance with their terms.

13. MISCELLANEOUS PROVISIONS.

13.1 NO RIGHT TO CONTINUED EMPLOYMENT. Nothing contained herein shall be deemed to give any person any right to employment by the Company or by a Participating Company, or to interfere with the right of the Company or a Participating Company to discharge any person at any time without regard to the effect that such discharge will have upon such person’s rights or potential rights, if any, under the Plan. The provisions of the Plan are in addition to, and not a limitation on, any rights a Participant may have against the Company or a Participating Company by reason of any employment or other agreement with the Company or a Participating Company.

13.2 COMPLIANCE WITH LEGAL REQUIREMENTS. The Plan and the other obligations of the Company under the Plan and any Agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. The Company, in its discretion, may postpone the issuance or delivery of Stock under any Award as the Company may consider appropriate, and may require any Grantee to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Stock in compliance with applicable laws, rules and regulations.

13.3 SEVERABILITY. If any provision of this Plan is held to be illegal or invalid for any reason, the remaining provisions are to remain in full force and effect and are to be construed and enforced in accordance with the purposes of the Plan as if the illegal or invalid provision or provisions did not exist.

13.4 GOVERNING LAW. The Plan shall be construed and administered in accordance with the laws of the state of Nevada without regard to its principles of conflicts of law.